UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2020

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation	Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2020, Orgenesis Inc. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among the Company, Orgenesis Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Koligo Therapeutics Inc., a Kentucky corporation (“Koligo”), the shareholders of Koligo (collectively, the “Shareholders”), and Long Hill Capital V, LLC (“Long Hill”), solely in its capacity as the representative, agent and attorney-in-fact of the Shareholders. The Merger Agreement provides for the acquisition of Koligo by the Company through the merger of Merger Sub with and into Koligo, with Koligo surviving as a wholly-owned subsidiary of the Company (the “Merger”).

Koligo is a privately-held US regenerative medicine company. Koligo’s first commercial product is KYSLECEL® (autologous pancreatic islets) for chronic and acute recurrent pancreatitis. Koligo’s 3D-V technology platform incorporates the use of advanced 3D bioprinting techniques and vascular endothelial cells to support development of transformational cell and tissue products for serious diseases.

At the effective time of the Merger, by virtue of the Merger and without any action on the part of the holders of capital stock of Koligo, all issued and outstanding shares of the capital stock of Koligo will be converted into the right to receive, subject to customary adjustments, an aggregate of $15 million in shares of Company common stock valued at $7.00 per share which shall be issued to Koligo’s accredited investors (with certain non-accredited investors to be paid solely in cash) in accordance with the terms of the Merger Agreement. In connection with the Merger, the Company shall assume an aggregate of $1.3 million of Koligo’s liabilities, estimated to be substantially all of Koligo’s liabilities at the closing of the Merger.

The Merger Agreement contains customary representations, warranties and covenants of Koligo and the Company, including covenants providing for each of the parties to use its reasonable best efforts to cause the Merger and the other transactions contemplated by the Merger Agreement to be consummated, and covenants requiring Koligo, subject to certain exceptions, to carry on its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and prohibiting the Company from initiating, soliciting or otherwise facilitating any proposal or offer with any party other than the Company with respect to certain transactions involving Koligo or any of its subsidiaries.

The Merger Agreement also contains customary indemnification provisions whereby the Shareholders of Koligo will indemnify the Company and certain affiliated parties for any losses arising out of breaches of the representations, warranties and covenants of Koligo and the Shareholders under the Merger Agreement. As partial security for the indemnification and purchase price adjustment obligations of Koligo shareholders under the Merger Agreement, approximately 15% of the cash and shares of Company common stock of the merger consideration otherwise payable in the Merger to Koligo Shareholders will be placed in third party escrow to secure claims of the Company for indemnification under the Merger Agreement. The aggregate indemnification obligations of the Koligo shareholders under the Merger Agreement is capped at the amounts in escrow, subject to certain limited exceptions.

The Merger Agreement contains customary termination rights for both the Company and Koligo, including, among others, for failure to consummate the Merger by December 31, 2020.

The Merger Agreement includes customary closing conditions, including the receipt of certain third party consents, the satisfaction of certain liabilities and the absence of any proceeding, order or other restraint preventing or challenging the consummation of the Merger.

In connection with the Merger Agreement, the Company, Long Hill and Maxim Group LLC (“Maxim”) have agreed to enter into a Registration Rights and Lock-Up Agreement prior to closing pursuant to which Long Hill will have one demand registration right to require the registration of the shares of Company common stock received by Long Hill in the Merger and Long Hill and Maxim will have certain piggyback registration rights. In addition, Long Hill shall agree with the Company that, during the applicable Restriction Period (as defined below), it shall not sell or transfer, subject to certain limited exceptions, the portion of the shares received in the Merger during the applicable Restriction Period, subject to a limitation on the number of shares sold per any trading day not to exceed 10% of the average daily trading volume of the Common Stock, as reported by Bloomberg Financial L.P. “Restriction Period” means (a) in relation to 70% of all of the shares received in the Merger that Long Hill is entitled to receive under or in connection with the Merger Agreement, the period beginning on the date of the closing and ending on the date that is the four month anniversary thereof, and (b) in relation to the remaining 30% of all of the shares received in the Merger that Long Hill is entitled to receive under or in connection with the Merger Agreement, the period beginning on the date of the closing and ending on the date that is the twelve month anniversary thereof.

In addition, pursuant to separate Lock-Up Agreements to be entered into by the Shareholders other than Long Hill with the Company (the “Shareholders Lock-Up Agreement”), such Shareholders shall agree that they will not transfer any of their shares received in the Merger except in accordance with the following lock-up release schedule whereby one fifth of such holder’s respective shares will be released from such restriction every six months, starting six months from the closing of the Merger. Each holder’s sales of such shares will be subject to a resale limit of its pro rata portion of 10% of the average daily trading volume, allocated to the Shareholders other than Long Hill pro-rata.

The above summaries of the Merger Agreement, the form of Registration Rights and Lock-Up Agreement, and the form of Shareholders Lock-Up Agreement do not purport to be complete and are qualified in their entirety to the full text of each such agreement, which agreements are filed as Exhibits 2.1, 10.1, and 10.2 to this Current Report on Form 8-K and are qualified herein by this reference.

Item 3.02. Unregistered Sales of Equity Securities.

The description of the common stock consideration under the terms of the Merger Agreement set forth in Item 1.01 is incorporated herein by reference. In connection with the closing of the Merger, the Company will issue to the Koligo Shareholders that are accredited investors the common stock consideration in connection with the Merger pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

Item 7.01. Regulation FD Disclosure

On September 29, 2020, the Company issued a press release in which it announced that it entered into the Merger Agreement. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information set forth in or incorporated by reference into this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger and Reorganization, dated as of September 26, 2020 by and among Orgenesis Inc., Orgenesis Merger Sub, Inc., Koligo Therapeutics Inc., the Shareholders of Koligo and Long Hill Capital V, LLC, solely in its capacity as representative of the Shareholders
10.1	Form of Registration Rights and Lock-Up Agreement between the Company, Long Hill Capital V, LLC and Maxim Group, LLC
10.2	Form of Shareholders Lock-Up Agreement between the Company and Shareholders other than Long Hill Capital V, LLC
99.1	Press Release, dated September 29, 2020
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: October 1, 2020	By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and
Secretary